                                                               Exhibit (a)(1)(H)


THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OR RIGHTS. THE OFFER IS MADE SOLELY BY THE OFFER TO PURCHASE DATED JANUARY 2, 2001 (THE "OFFER TO PURCHASE") AND THE RELATED LETTER OF TRANSMITTAL AND IS NOT BEING MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF SHARES OR RIGHTS IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN ANY JURISDICTION WHERE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED MADE ON BEHALF OF THE PURCHASER BY ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                     NOTICE OF OFFER TO PURCHASE FOR CASH
      UP TO AN AGGREGATE OF 2,300,000 OUTSTANDING SHARES OF COMMON STOCK
            (INCLUDING THE RELATED PREFERRED STOCK PURCHASE RIGHTS)
                                      OF
                            CHASE INDUSTRIES, INC.
                                      AT
                             $10.50 NET PER SHARE
                                      BY
                         CHASE ACQUISITION CORPORATION

     Chase Acquisition Corporation, a Delaware corporation (the "Purchaser") and a majority-owned subsidiary of Court Square Capital Limited, a Delaware corporation ("Court Square"), is offering to purchase (1) up to an aggregate of 2,300,000 shares ("Shares") of common stock, par value $0.01 per share, of Chase Industries Inc., a Delaware corporation (the "Company"), and (2) unless and until validly redeemed by the Board of Directors of the Company, the related rights to purchase shares of Junior Participating Preferred Stock of the Company (the "Rights") issued pursuant to the Rights Agreement for such Rights, at a price of $10.50 per Share, net to the seller in cash, without interest (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"). Unless the context otherwise requires, all references to the Shares herein include the associated Rights, and all references to the Rights include the benefits that may inure to the holders of the Rights pursuant to the Rights Agreement. Unless the Rights are redeemed prior to the Expiration Date (as defined herein), holders of Shares will be required to tender one associated Right for each Share tendered in order to effect a valid tender of such Share. Accordingly, stockholders who sell their Rights separately from their Shares and do not otherwise acquire Rights may not be able to satisfy the requirements of the Offer for the tender of Shares.

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 31, 2001, UNLESS THE OFFER IS EXTENDED.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THE COMPANY'S BOARD OF DIRECTORS REDEEMING THE RELATED PREFERRED STOCK PURCHASE RIGHTS OR THE PURCHASER BEING SATISFIED, IN ITS SOLE DISCRETION, THAT THE RIGHTS HAVE BEEN INVALIDATED OR ARE OTHERWISE INAPPLICABLE TO THE OFFER AND THE PROPOSED SECOND-STEP MERGER DESCRIBED HEREIN, (2) THE PURCHASER HAVING RECEIVED SUFFICIENT FUNDING, ON TERMS AT LEAST AS FAVORABLE TO THE PURCHASER AS ARE CONTAINED IN THE COMMITMENT LETTERS RECEIVED FROM PNC BANK, TO PAY FOR ALL SHARES TENDERED PURSUANT TO THE OFFER AND NOT VALIDLY WITHDRAWN AND TO PAY ALL FEES AND EXPENSED RELATED TO THE OFFER AND BEING SATISFIED THAT IT WILL HAVE FUNDING AVAILABLE FOLLOWING THE OFFER SUFFICIENT TO FUND THE PROPOSED SECOND-STEP MERGER AND THE ONGOING WORKING CAPITAL NEEDS OF THE COMPANY, (3) THE PURCHASER BEING SATISFIED, IN ITS SOLE DISCRETION, THAT, AFTER CONSUMMATION OF THE OFFER, SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW WILL NOT PROHIBIT FOR ANY

PERIOD OF TIME, OR IMPOSE ANY VOTING REQUIREMENTS IN EXCESS OF MAJORITY STOCKHOLDER APPROVAL WITH RESPECT TO, THE PROPOSED SECOND-STEP MERGER OR ANY OTHER BUSINESS COMBINATION INVOLVING THE COMPANY AND THE PURCHASER OF ANY OTHER SUBSIDIARY OF COURT SQUARE AND (4) THE EXPIRATION OR TERMINATION OF ALL WAITING PERIODS IMPOSED BY THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, AND THE REGULATIONS THEREUNDER WITH RESPECT TO THE OFFER, THE CONTRIBUTION OF SHARES TO THE PURCHASER BY COURT SQUARE AND THE CONVERSION OF NON-VOTING SHARES HELD BY COURT SQUARE TO VOTING SHARES.

     The purpose of the Offer is for Court Square to acquire control of, and ultimately the entire equity interest in, the Company. The Offer, as the first step in the acquisition of the Company, is intended to facilitate the acquisition by the Purchaser of up to an aggregate of 2,300,000 Shares. Court Square currently intends, promptly following consummation of the Offer, to seek to have the Company consummate a second-step merger or similar business combination with the Purchaser (the "Proposed Merger"), pursuant to which each then outstanding Share (other than Shares held by the Purchaser) will be converted into the right to receive an amount in cash equal to the highest price per Share paid in the Offer.

     Upon consummation of the Proposed Merger, the Company will become a privately held corporation. Accordingly, the stockholders who have tendered into the Offer and the stockholders cashed out in the Proposed Merger (collectively, the "Public Stockholders") will not have the opportunity to participate in the earnings and growth of the Company after the consummation of the Proposed Merger and will not have any right to vote on corporate matters. In addition, the Public Stockholders will not be entitled to share in any premium which might be payable by an unrelated third-party acquiror of all of the Shares in a sale transaction, if any, occurring after the consummation of the Proposed Merger. No such transactions are contemplated at this time. However, such Public Stockholders will not face the risk of losses generated by the Company's operations or any decrease in the value of the Company after the consummation of the Proposed Merger.

     COURT SQUARE AND THE PURCHASER ARE SEEKING TO NEGOTIATE WITH THE COMPANY WITH RESPECT TO THE COMBINATION OF THE COMPANY WITH THE PURCHASER. THE PURCHASER RESERVES THE RIGHT TO AMEND THE OFFER (INCLUDING AMENDING THE NUMBER OF SHARES TO BE PURCHASED, THE OFFER PRICE AND THE PROPOSED MERGER CONSIDERATION) UPON ENTERING INTO A MERGER AGREEMENT WITH THE COMPANY, OR TO NEGOTIATE A MERGER AGREEMENT WITH THE COMPANY NOT INVOLVING A TENDER OFFER PURSUANT TO WHICH THE PURCHASER WOULD TERMINATE THE OFFER AND THE SHARES WOULD, UPON CONSUMMATION OF SUCH MERGER, BE CONVERTED INTO CASH, COMMON STOCK OF THE PURCHASER, AND/OR OTHER SECURITIES IN SUCH AMOUNTS AS ARE NEGOTIATED BY COURT SQUARE, THE PURCHASER AND THE COMPANY.

     For purposes of the Offer, the Purchaser will be deemed to have accepted for payment, and thereby purchased, Shares validly tendered and not withdrawn as, if and when the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance of such Shares for payment pursuant to the Offer. In all cases, upon the terms and subject to the conditions of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary for the Offer, which will act as agent for tendering stockholders for the purpose of receiving payment from the Purchaser and transmitting payment to tendering stockholders. In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (a) certificates for such Shares ("Share Certificates") and, if applicable, certificates representing the related Rights ("Rights Certificates") or timely confirmation of book-entry transfer of such Shares and, if applicable, Rights into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) pursuant to the book-entry transfer procedures described in "THE TENDER OFFER--Procedures for Accepting the Offer and Tendering Shares and Rights" of the Offer to Purchase, (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), and (c) any other documents required by the Letter of Transmittal. Upon the deposit of funds with the Depositary for the purpose of making payments to tendering stockholders, the Purchaser's obligation to make such payment shall be satisfied and tendering stockholders must thereafter look solely to the Depositary for payment of amounts owed to them by reason of the acceptance for payment of Shares pursuant to the Offer. UNDER NO CIRCUMSTANCE

WILL INTEREST ON THE PURCHASE PRICE FOR SHARES BE PAID BY THE PURCHASER REGARDLESS OF ANY EXTENSION OF THE OFFER OR BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT. The Purchaser will pay any stock transfer taxes incident to the transfer to it of validly tendered Shares, except as otherwise provided in Instruction 6 of the Letter of Transmittal, as well as any charges and expenses of the Depositary and the Information Agent.

     The term "Expiration Date" means 5:00 p.m., New York City time, on Wednesday, January 31, 2001, unless and until the Purchaser, in its sole discretion, shall have extended the period of time during which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date at which the Offer, as so extended by the Purchaser, will expire. Subject to the applicable rules and regulations of the Securities and Exchange Commission, the Purchaser reserves the right, in its sole discretion, at any time and from time to time, and regardless of whether or not any of the events or facts set forth in "THE TENDER OFFER--Certain Conditions to the Offer" of the Offer to Purchase shall have occurred, to extend the period of time during which the Offer is open for any reason and thereby delay acceptance for payment of, and the payment for, any Shares, by giving oral or written notice of such extension to the Depositary. Under no circumstances will interest be paid on the purchase price for tendered Shares, whether or not the Purchaser exercises its right to extend the Offer. Any such extension will be followed by a public announcement thereof no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Purchaser has no intention of making available a "subsequent offering period" (within the meaning of Rule 14d-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), but has the right to do so under Rule 14d-11.

     If the Purchaser extends the Offer or if the Purchaser is delayed in its acceptance for payment of or payment (whether before or after its acceptance for payment of Shares) for Shares or it is unable to pay for Shares pursuant to the Offer for any reason, then, without prejudice to the Purchaser's rights under the Offer, the Depositary may, nevertheless, on behalf of the Purchaser and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Shares on behalf of the Purchaser, and such Shares may not be withdrawn except to the extent tendering stockholders are entitled to withdrawal rights as described in "THE TENDER OFFER--Withdrawal Rights" of the Offer to Purchase.

     If any tendered Shares are not purchased pursuant to the Offer for any reason, or if Share Certificates are submitted representing more Shares than are tendered, certificates representing unpurchased or untendered Shares will be returned, without expense to the tendering stockholder (or, in the case of Shares delivered by book-entry transfer pursuant to the procedures set forth in "THE TENDER OFFER--Procedures for Accepting the Offer and Tendering Shares and Rights" of the Offer to Purchase, such Shares will be credited to an account maintained within the Book-Entry Transfer Facility), as promptly as practicable following the expiration, termination or withdrawal of the Offer. In the event separate Rights Certificates are issued, similar action will be taken with respect to unpurchased and untendered Rights.

     If more than 2,300,000 of the outstanding Shares and, if applicable, Rights are validly tendered and not withdrawn prior to the Expiration Date, we will accept for payment and pay for only 2,300,000 of the outstanding Shares and Rights on a pro rata basis (with appropriate adjustments to avoid purchase of fractional Shares) based on the number of Shares properly tendered by each stockholder prior to or on the Expiration Date and not withdrawn. Preliminary results of proration will be announced by press release as promptly as practicable after the Expiration Date. Stockholders may obtain such preliminary information from the Information Agent and may be able to obtain such information from their broker.

     Except as otherwise provided below, tenders of Shares and, if applicable, Rights made pursuant to the Offer are irrevocable. Shares and Rights tendered pursuant to the Offer may be withdrawn at any time on or prior to the Expiration Date and, unless theretofore accepted for payment by the Purchaser pursuant to the Offer, may also be withdrawn at any time after March 3, 2001 (or such later date as may apply in case the Offer is extended). A withdrawal of a Share will also constitute a withdrawal of the related Right. Rights may not be withdrawn unless the related Shares are also withdrawn.

     To be effective, a notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the back cover of the Offer to Purchase. Any such notice of withdrawal must specify the name of the person who tendered the Shares or Rights to be withdrawn, the number of Shares or Rights to be withdrawn, and the name of the registered holder of the Shares or Rights to be withdrawn, if different from the name of the person who tendered the Shares or Rights. If Share Certificates or Rights Certificates evidencing Shares or Rights to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the physical release of such certificates, the serial numbers shown on such certificates must be submitted to the Depositary and, unless such Shares and Rights have been tendered by an Eligible Institution, the signatures on the notice of withdrawal must be guaranteed by an Eligible Institution. If Shares or Rights have been delivered pursuant to the procedures for book-entry transfer as set forth in "THE TENDER OFFER--Procedures for Accepting the Offer and Tendering Shares and Rights" of the Offer to Purchase, any notice of withdrawal must also specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares or Rights and otherwise comply with the Book-Entry Transfer Facility's procedures.

     Withdrawals of Shares or Rights may not be rescinded. Any Shares or Rights properly withdrawn will be deemed not validly tendered for purposes of the Offer, but may be retendered at any subsequent time prior to the Expiration Date by following any of the procedures described in the Offer to Purchase. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Purchaser in its sole discretion, which determination will be final and binding.

     A request has been made to the Company pursuant to Rule 14d-5 under the Exchange Act for the use of the Company's stockholder lists and security position listings for the purpose of disseminating the Offer to Stockholders. The Company has elected to comply with Rule 14d-5(b) which permits the target company to conduct the distribution of tender offer materials. Upon compliance by the Company with this request, the Offer to Purchase and the related Letter of Transmittal and other relevant materials will be mailed to record holders of Shares and will be furnished to brokers, dealers, banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the Company's stockholder lists, or, if applicable, who are listed as participants in a clearing agency's security position listing, for subsequent transmittal to beneficial owners of Shares.

     The receipt of cash in the Offer or the Proposed Merger in exchange for Shares will be a taxable transaction for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Stockholders should consult their tax advisors about the particular effect the proposed transactions will have on their Shares in their particular circumstances.

     The information required to be disclosed by Rule 14d-6(d)(1) under the Exchange Act is contained in the Schedule TO and the Offer to Purchase and is incorporated herein by reference.

     THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD READ BEFORE MAKING ANY DECISION WITH RESPECT TO THE OFFER.

     Requests for copies of the Offer to Purchase, the Letter of Transmittal and all other tender offer materials may be directed to the Information Agent as set forth below, and copies will be furnished promptly at the Purchaser's expense. No fees or commissions will be payable to brokers, dealers or other persons (other than the Information Agent) for soliciting tenders of Shares pursuant to the Offer.

                    THE INFORMATION AGENT FOR THE OFFER IS:

                            D. F. KING & CO., INC.
                                77 Water Street
                           New York, New York 10005
                BANKS AND BROKERS CALL COLLECT: (212) 269-5550
               ALL OTHERS PLEASE CALL TOLL-FREE: (800) 431-9629

January 2, 2001